Registration No.: 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          Form S-8

                   REGISTRATION STATEMENT

                            UNDER

                 THE SECURITIES ACT OF 1933


                         AVNET, INC.
   (Exact name of registrant as specified in its charter)


         New York                            11-1890605
(State or other jurisdiction of                   (I.R.S. Employer

incorporation or organization)                Identification No.)

                       80 Cutter Mill Road
                   Great Neck, New York 11021
       (Address of Principal Executive Offices) (Zip Code)



             AVNET 1996 INCENTIVE STOCK OPTION PLAN
                    (Full title of the plan)



Raymond Sadowski                   David R. Birk
Senior Vice President                   Senior Vice President and
and Chief Financial Officer             General Counsel
Avnet, Inc.                             Avnet, Inc.
80 Cutter Mill Road                     80 Cutter Mill Road
Great Neck, NY 11021                    Great Neck, NY  11021

(Names, addresses and telephone numbers of agents for service)

                 CALCULATION OF REGISTRATION FEE

Title of Securies   Amount to Proposed  Proposed
to be registered    be registered  Maximum   Maximum
                         offering  aggregate      Amount of
                         price per offering       Registration
                         share*         price*              Fee

Common Stock,  1,000,000      $58.38         $58,380,000.00
$17,691.00
$1.00 par value     shares

* Calculated pursuant to Rule 457(h), upon the basis of the average of the high and low prices of a share of the Registrant's Common
Stock on November 26, 1996 as reported for New York Stock Exchange composite transactions.

                            Part II
      Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1996 (Commission File No. 1-4224); (b) the Registrant's Current Report on Form 8-K dated September 26, 1996; (c) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 1996; and (d) the description of the Registrant's Common Stock contained in the registration statement for such Common Stock filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the respective dates on which such documents are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain matters with respect to the shares of Common Stock being registered hereunder are being passed upon by David R. Birk, Esq., whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. Birk is Senior Vice President and General Counsel of the Registrant and is the beneficial owner of 1,175 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 54 of the Registrant's by-laws provides as follows:

     54.  A.   The Corporation shall indemnify, and advance the
expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

          B. The indemnification and advancement of expenses granted pursuant to this Section 54 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          C. No amendment, modification or rescission of these By-Laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

     Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 54B of the Registrant's By-laws includes the foregoing statutory language.

     The rights granted under section 54 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonable believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under
Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L.
Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitation of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

     The Registrant's directors and officers are currently covered as insureds under directors' and officers' liability
insurance.   Such insurance, subject to annual renewal and
certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     5.1  Opinion and Consent of David R. Birk, Esq.
     23.1 Consent of David R. Birk, Esq. (included in Exhibit
          5.1).
     23.2 Consent of Arthur Andersen LLP, Independent
          Accountants.
     24.1 Powers of Attorney.
     99   Avnet 1996 Incentive Stock Option Plan

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i)  to include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                       S I G N A T U R E

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the Town of Great Neck, State of New York, on December 4, 1996.

                             AVNET, INC.


                   By:  s/ Leon Machiz
                   Leon Machiz, Chairman of the Board, Chief
                               Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below on December 4, 1996 by the following persons in the capacities indicated.

s/  Leon Machiz
Leon Machiz
Chairman of the Board, Chief
Executive Officer and Director
(Principal Executive Officer)

s/ Raymond Sadowski
Raymond Sadowski
Senior Vice President, Chief
Financial Officer and Assistant
Secretary
(Principal Financial Officer)

s/ John F. Cole

     John F. Cole
Controller
(Principal Accounting Officer)

*


Roy Vallee
President, Chief Operating
Officer,
Vice Chairman of the Board and
Director

*


Eleanor Baum, Director

*


Gerald J. Berkman, Director

*


Joseph F. Caligiuri, Director

*


Sylvester D. Herlihy,  Director


*


Ehud Houminer, Director

*


Salvatore J. Nuzzo, Director

*


Frederic Salerno, Director

*


David Shaw, Director

*


Keith Williams, Director

*


Frederick S. Wood, Director

*By: s/ Raymond Sadowski

         Raymond Sadowski
        Attorney-in-Fact

                       INDEX TO EXHIBITS


Exhibit No.        Exhibit                        Page

5.1      Opinion and Consent of David R. Birk, Esq.         8

23.1     Consent of David R. Birk (included in Exhibit 5.1) 8

23.2     Consent of Arthur Andersen LLP, Independent
         Accountants                                        9

24.1     Powers of Attorney                             10-20

99  Avnet 1996 Incentive Stock Option Plan                  21-28

Exhibit 5.1

                                            December 4, 1996


Avnet, Inc.
80 Cutter Mill Road
Great Neck, New York  11021

         Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

    I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the "Shares") of the Common Stock of the Company for delivery under the Avnet's 1996 Incentive Stock Option Plan (the "Plan"). The Shares may be either authorized but heretofore unissued shares or may be delivered out of the treasury of the Company.

    I have examined such documents as I considered necessary for the purposes of this opinion. Based on such examination, it is my opinion that up to 1,000,000 heretofore unissued Shares which may be the subject of options granted under the Plan, when paid for in accordance with the terms of the Plan and the options granted thereunder, will be legally issued, fully-paid and non-assessable under the laws of the State of New York (the state of incorporation of the Company).

    I consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            s/ David R. Birk
                                            David R. Birk

Exhibit 23.2

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 31, 1996 included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended June 28, 1996, and to all references to our firm included in this Registration
Statement.


                                  ARTHUR ANDERSEN LLP


New York, New York
December 4, 1996

Exhibit 24.1



                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.



                    s/ Joseph F. Caligiuri
                   Joseph F. Caligiuri, Director

                       POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this
power of attorney this     20th day of November, 1996.



          s/  Sylvester D. Herlihy
         Sylvester D. Herlihy
         Senior Vice President, Secretary and Director

                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.



                    s/  Frederick S. Wood
                   Frederick S. Wood, Director

                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this
power of attorney this    20th day of November, 1996.


                    s/   Eleanor Baum
                   Eleanor Baum, Director

                   POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this
power of attorney this    20th day of November, 1996.



          s/   Roy Vallee
                   Roy Vallee
         President, Chief Operating Officer,
         Vice Chairman of the Board and Director

                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:


         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this
power of attorney this    20th day of November, 1996.


                    s/   David Shaw
                   David Shaw, Director



                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.



                    s/  Salvatore J. Nuzzo
                   Salvatore J. Nuzzo, Director

                   POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.

                    s/  Frederic Salerno
                   Frederic Salerno, Director

                   POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.

                    s/  Gerald J. Berkman
                   Gerald J. Berkman, Director

                   POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of November, 1996.


          s/  Ehud Houminer
         Ehud Houminer, Director

                   POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this
power of attorney this   20th day of November, 1996.



          s/ Keith Williams.
         Keith Williams, Director

Exhibit 99
                          AVNET, INC.

               1996 Incentive Stock Option Plan

                           ARTICLE I

                      Purpose of the Plan

          This 1996 Incentive Stock Option Plan (the "Plan") is intended to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber personnel and in inducing such personnel to remain in their employ by virtue of the additional incentive to promote the Company's success which results from the possession of options to purchase shares of Avnet's common stock, par value $1.00, and, if such options are exercised, an equity interest in Avnet.

                          ARTICLE II
                          Definitions

          The following words and phrases used herein shall unless the context otherwise indicates, have the following meanings:

          1.   "Avnet" shall mean Avnet, Inc.

          2. "Board of Directors" and "Director" shall mean, respectively, the board of directors of Avnet and any member thereof.

          3.   "Code" shall mean the Internal Revenue Code of
1986, as amended.

          4. "Committee" shall mean a committee charged with administering this Plan. The Committee shall be appointed by the Board of Directors. The Committee shall consist of three or more Directors, none of whom is eligible to be granted Options under this Plan, and who are "outside directors" within the meaning of the regulations under Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, shall have authority to grant Options hereunder on such terms and subject to such conditions (not inconsistent with the terms of this Plan) as such Committee shall determine. The Committee shall have full authority to construe this Plan, to prescribe and amend rules and regulations relating hereto and to make all other determinations in the administration hereof.

          5.   "Company" shall mean Avnet and all its
Subsidiaries.

          6. "Eligible Employee" shall mean any regular full-time employee of the Company (including any Director who is also a regular full-time employee).

          7. "Fair Market Value" when used with respect to a particular date shall be the mean between the high and low sale prices (as reported by the Consolidated Transactions Reporting Service) at which shares of Avnet's common stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

          8. "Incentive Stock Option" shall mean any option granted to or held by an Eligible Employee pursuant to any Avnet stock option plan, including the Plan, which meets the definition of incentive stock option in Section 422(b) of the Code.

          9. "Option" shall mean any option granted or held pursuant to the provisions of this Plan.

          10. "Option Agreement" shall mean the agreement evidencing any Option hereunder. The Option Agreement may be in any form (not inconsistent with this Plan) prescribed or accepted by the Committee.

          11. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part and has not expired or been surrendered or terminated. The term "Optionee" shall include any Successor Optionee.

          12.  "Plan" shall mean this stock option plan.

          13. "Stock" shall mean the common stock of Avnet as presently constituted subject to the anti-dilution provisions set forth in Article VIII hereof.

          14. "Subsidiary" shall mean any corporation, the majority of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any Subsidiary of Avnet.

          15. "Successor Optionee" shall mean any person who shall have acquired the right to exercise any Option by will or the law of descent and distribution under the provisions of
Article VI hereof.

                          ARTICLE III
                 Shares Reserved for the Plan

          1. Subject to the anti-dilution provisions set forth in Article VIII hereof, the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Options shall be one million (1,000,000). At no time shall there be outstanding Options for the purchase of more than one million (1,000,000) shares of Stock (subject to said anti-dilution provisions) less such aggregate number of shares of Stock as have previously been delivered pursuant to the exercise of Options. Over the term of the Plan, no Eligible Employee shall receive Options for the purchase of more than 150,000 shares of Stock (subject to said anti-dilution provisions) less such aggregate number of shares of Stock as are subject to Options which were previously granted to such Eligible Employee, whether or not exercised, and whether or not cancelled. If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

          2. In the discretion of the Committee and with the consent of the Board of Directors, the shares of Stock subjected to Options may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet's treasury.

          3. If any Option shall be surrendered or for any other reason shall terminate or expire in whole or in part, the shares of Stock covered by such Option immediately prior to such surrender, termination or expiration shall thereupon be added to the shares of Stock otherwise available for subjection to Options hereunder.

                          ARTICLE IV
                  Administration of the Plan

          1. This Plan shall be administered by the Committee which shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration.

          2. In addition to the foregoing (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions of Article II, III, V and VI hereof) in its discretion to determine the time or times at which Options shall be granted, the Eligible Employees to whom Options shall be granted, the duration of each such Option, the number of shares of Stock to be covered by each such Option, the time when each such Option shall become exercisable and whether each such Option shall be exercisable in whole or in installments on a cumulative or non-cumulative basis. The granting of Options by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Option Agreement shall similarly be within the discretion of the Committee, and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Options.

          3. In the event of a public solicitation of tenders of 50% or more of the then outstanding Stock (known conventionally as a "tender offer") by any person, firm or corporation other than the Company, the Committee is also specifically authorized to accelerate exercisability of any or all Options held by Optionees then employed by the Company so that such Options will immediately become exercisable in full; however, such accelerated exercisability shall continue in effect only until the expiration, termination or withdrawal of such "tender offer," whereupon such Options will be (and continue thereafter to be) exercisable only to the extent that they would have been exercisable if no such acceleration of exercisability had been authorized.

          4. A majority of the members of the Committee ( but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members (but not less than two) as shall be present at a meeting duly held at which a quorum is present. Any act, decision or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully as effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

          5. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

          6.   Anything in this Plan to the contrary
notwithstanding, the Committee is not authorized hereunder to grant Options to an Eligible Employee who owns at the time of grant voting securities of Avnet possessing more than 10% of the total combined voting power of all classes of the voting securities of Avnet unless at the time such option is granted, the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date of grant.

                           ARTICLE V
               Award and Modification of Options

          1. Options may be granted by the Committee to Eligible Employees from time to time in its discretion on or after January 1, 1997 and prior to December 31, 2006 or the earlier termination hereof as provided in Article IX.

          2. Subject to the provisions of Article IX, during the period when any Option is outstanding the Committee may modify the terms of such Option, including the purchase price, with respect to the unexercised portion thereof for such consideration as may be deemed adequate by it and with the prior consent of the Optionee.

          3. Promptly after the granting of any Option to an Eligible Employee or the modification of any outstanding Option, the Committee shall cause the Eligible Employee or the Optionee to be notified of such action and shall cause Avnet to deliver to the Eligible Employee or Optionee an Option Agreement (which Option Agreement is to be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) to evidence the Option so granted or modified and the terms and conditions thereof.

          4. The date on which the Committee approves the granting of any Option or approves the modification of any outstanding Option shall be deemed the date on which such Option is granted or modified, regardless of the date on which the Option Agreement evidencing the same is executed.

                          ARTICLE VI
                Terms and Conditions of Options

          Each Option granted by the Committee, and each modification thereof as evidenced by such Option Agreement is intended to qualify and shall be treated as an "incentive stock option" within the definition thereof contained in the Code as in effect at the date of granting or modifying the same:

          1. The purchase price per share of Stock upon the exercise of each Option shall be at least 100% of the Fair Market
Value of the Stock at the date of the granting thereof.

          2. No part of any Option shall become exercisable until at least six months from the date on which such Option was granted. To the extent that any Option shall have become exercisable, such Option may thereafter be exercised by the Optionee in whole at any time or in part from time to time prior to the surrender, expiration or termination of such Option. Each Option shall expire and cease to be exercisable on the date designated in the applicable Option Agreement, which date may be no later than the day prior to the tenth anniversary of the date of granting thereof.

          3. No Option shall be assignable or transferable by an Optionee except in the event of the death of the Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by the Optionee. In the event of the death, while in the employ of the Company, of any Optionee to whom an Option was originally granted, such Option shall remain exercisable (unless such Option shall sooner be surrendered or expire) within one year of the date of death of such original Optionee but in no event later than the day the option is due to expire under the terms of the grant, but only (a) by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution and (b) if and to the extent that such Option shall have been exercisable by such original Optionee at such date of death. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered or have expired) shall terminate and cease to be exercisable.

          4. In the event that any Optionee to whom an Option was originally granted shall cease to be employed with the Company for any reason other than death, disability, retirement or other reason determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall terminate and cease to be exercisable upon such cessation of employment. In the event that any Optionee to whom an Option was originally granted shall cease to be employed by the Company due to disability, retirement or other reason determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall remain exercisable for a period not exceeding three months after the date of such cessation of employment but in no event later than the day the option expires under the terms of the grant but only (a) by such original Optionee or by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution and (b) if and to the extent that such Option was exercisable by such original Optionee at such date of cessation of employment. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered or have expired) shall terminate and cease to be exercisable.

                          ARTICLE VII
                Additional Terms and Provisions

          1. To the extent that any Option shall have become exercisable as provided in Article V or Article VI above, such Option may be exercised by the Optionee at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Option is being exercised accompanied by payment in full therefor as prescribed below. As soon as practicable after receipt of such notice, Avnet shall deliver to the Optionee at the principal office of Avnet (or such other place as Avnet may designate) a certificate or certificates representing the shares of Stock acquired upon such exercise without requiring payment of any transfer or issue tax by the Optionee; provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require in the exercise of reasonable diligence (a) to register the shares of Stock so purchased under the Securities Act of 1933, as amended, and/or to obtain the opinions of counsel referred to in clauses (B) and (E) of paragraph 4 below and (b) to comply with the applicable listing requirement of any national securities exchange or with any other requirements of law. If any Optionee shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Option is being exercised upon tender thereof, the right of such Optionee to exercise such Option with respect to such unaccepted shares may, in the discretion of the Committee, be terminated. Payment for the Stock may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Option being exercised or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having, at the date of receipt by Avnet of such certificates and the notice above mentioned, a Fair Market Value equal to or in excess of such aggregate exercise price or (iii) by a combination of check and certificates for Stock.

          2.   This Plan shall not confer upon any Eligible
Employee or upon any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

          3. No Optionee shall acquire or have any rights as a shareholder of Avnet by virtue of any Option until the certificates representing shares of Stock issued pursuant to the exercise of such Option are delivered to such Optionee in accordance with the foregoing terms of this Plan, but the rights as a shareholder of each Optionee to whom certificates representing shares of Stock are so delivered shall be deemed to be the rights of a shareholder of record as of the date of giving notice of the exercise of such Option and making delivery to Avnet of the funds, certificates and/or other instruments as provided in paragraph 1 above.

          4. It is Avnet's present intention to register under the Securities Act of 1933 as amended, the shares of Stock which may be delivered pursuant to the exercise of Options granted under this Plan. However, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the exercise of any Option unless (A)(i) such shares have at the time of such exercise been registered under the Securities Act of 1933 as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act and
(iii) there is available at the time of such exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a) of said Act, or (B) Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required and (C) such shares are at the time of such exercise or will be upon official notice of issuance listed on each national securities exchange on which the Stock is then listed, (D) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State), and (E) Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (B), (C), and (D) above.

                         ARTICLE VIII
          Adjustments Upon Changes in Capitalization

          1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities by reason of recapitalization, reclassification, stock dividends, stock split or reverse split, merger, combination of shares, spin-off, spin-out or other distribution of assets to Shareholders or other reorganization, the term "Stock" as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may in the aggregate thereafter be sold pursuant to the exercise of Options (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be sold pursuant to the exercise of any Options then outstanding, shall be adjusted accordingly.

          2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of Options shall be correspondingly adjusted provided, however, that no adjustment in the number or kind of securities subject to outstanding Options as provided in the preceding paragraph and no adjustment in the purchase price per share of Stock upon the exercise of Options shall be made in such manner as to constitute a "modification" of Options then outstanding as defined in Section 424(h) of the Code, as such Section 424(h) is in effect at the date of such adjustment.

          3. Anything in this Article VIII to the contrary notwithstanding, in the event that, upon any adjustment made in accordance with paragraph 1 of this Article, the remaining number of shares of Stock which may thereafter be sold pursuant to the exercise of any Option then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of this Plan, and the Optionee holding such Option shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

                          ARTICLE IX
             Amendment and Termination of the Plan

          The Board of Directors may amend this Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate this Plan at any time (except as to Options then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the outstanding shares of capital stock of Avnet entitled to vote thereon, at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to this Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Options,
(c) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options or (d) extend the maximum ten-year period within which an Option is exercisable or the termination date of this Plan.

                           ARTICLE X
                     Shareholder Approval

          This Plan shall be submitted to the Shareholders of Avnet for their approval before December 31, 1996. No option granted hereunder shall be exercisable until said approval shall have been obtained. If the Shareholders do not approve this plan before December 31, 1996, this Plan shall be annulled and all options theretofore granted hereunder shall thereupon be void without further action of Avnet.